UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

SUMMIT MATERIALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Wynkoop Street, 3rd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On August 9, 2018, the Board of Directors (the “Board”) of Summit Materials, Inc. (the “Company”) increased the size of the Board from eight to ten members and appointed Anne M. Cooney and Susan A. Ellerbusch as new independent directors, effective immediately, to fill the resulting vacancies. The Board affirmatively determined that Ms. Cooney and Ms. Ellerbusch are independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. Ms. Cooney will serve as a Class I director whose term will expire at the Company’s 2019 annual meeting of stockholders and Ms. Ellerbusch will serve as a Class III director whose term will expire at the Company’s 2021 annual meeting of stockholders. Ms. Cooney was also appointed to serve on the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and Ms. Ellerbusch was also appointed to serve on the Audit Committee of the Board.

Ms. Cooney and Ms. Ellerbusch will each receive the Company’s standard compensation provided for directors who are not employees of the Company, which consists of an annual cash retainer of $100,000, which will be prorated for service in 2018, and an annual equity award valued at $125,000. In addition, the chairperson of the Board receives an additional $150,000 in cash compensation, and the respective chairpersons of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (unless such chairperson is also the chairperson of the Board) receive an additional $15,000, $10,000 and $10,000, respectively, in cash compensation. Directors who are not employed by the Company may also receive compensation, from time to time, for service on any special committees of the Board. The Company also reimburses directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

Departure of Director

On August 9, 2018, Neil P. Simpkins informed the Company that he intends to resign from the Board, effective as of the close of business on December 29, 2018, the last day of the Company’s fiscal year. Mr. Simpkins’s decision to resign from the Board does not involve any disagreement on any matter relating to the Company’s operations, policies or practices. Effective upon Mr. Simpkins’s departure, the size of the Board will be reduced from ten to nine members.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Cooney and Ms. Ellerbusch has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Summit Materials, Inc. dated August 9, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

Date: August 9, 2018	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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